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                                                                EXHIBIT 99.23(j)

INDEPENDENT AUDITORS' CONSENT

We consent to the use in Post-Effective Amendment No. 73 to Registration Statement No. 2-11466 of Century Shares Trust of our report dated February 5, 1999, included in the Statement of Additional Information and to the references to us under the heading "Financial Highlights" appearing in the Prospectus and the heading "Financial Statements" appearing in the Statement of Additional Information, which are included in such Registration Statement.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Boston, Massachusetts
April 29, 1999